As filed with the Securities and Exchange Commission on October 28, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

RICE ENERGY INC.

(Exact name of registrant as specified in its charter)

Delaware	46-3785773
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

2200 Rice Drive

Canonsburg, Pennsylvania 15317

(724) 271-7200

(Addresses, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Daniel J. Rice IV

Chief Executive Officer

Rice Energy Inc.

2200 Rice Drive

Canonsburg, Pennsylvania 15317

(724) 271-7200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Sean T. Wheeler

William N. Finnegan IV

Latham & Watkins LLP

811 Main Street, Suite 3700

Houston, Texas 77002

(713) 546-5400

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fees
Secondary Offering:
Common Stock, par value $0.01 per share	40,000,000(1)	(2)	$892,400,000(3)	$103,429.16(4)

(1)	Represents the resale of 40,000,000 shares of Common Stock that may be issued by the Registrant from time to time to certain members of Rice Energy Operating LLC (“REO”) who own units representing common membership interests in REO (the “REO Common Units”), upon the redemption or exchange by such members of their REO Common Units for shares of Common Stock pursuant to the limited liability company agreement of REO. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the amount of Common Stock being registered on behalf of the selling stockholders shall be adjusted to include any additional Common Stock that may become issuable as a result of any distribution, split, combination or similar transaction.
(2)	With respect to the offering of shares of Common Stock by the selling stockholders, the proposed maximum offering price per common share will be determined from time to time in connection with, and at the time of, sale by the holder of such securities.
(3)	Pursuant to Rule 457(c) of the Securities Act, the registration fee is calculated on the basis of the average of the high and low sale prices of our Common Stock on October 26, 2016, as reported on the New York Stock Exchange.
(4)	Pursuant to Rule 457(c) of the Securities Act.

PROSPECTUS

Rice Energy Inc.

40,000,000 Shares of Common Stock

The securities to be offered and sold using this prospectus are 40,000,000 shares of our common stock, which may be issued in part or in whole and, from time to time, to certain members of Rice Energy Operating LLC, a Delaware limited liability company (“REO”), who own units representing common membership interests in REO (the “REO Common Units”), upon the redemption or exchange by such members of REO Common Units for shares of our common stock pursuant to the limited liability company agreement of REO. These shares of common stock may be offered and sold by the selling stockholders named in this prospectus or in any supplement to this prospectus from time to time in accordance with the provisions set forth under “Plan of Distribution.”

The selling stockholders may sell the shares of common stock offered by this prospectus from time to time and on any exchange on which the shares of common stock are listed on terms to be negotiated with buyers. They may also sell the shares of common stock in private sales or through dealers or agents. The selling stockholders may sell the shares of common stock at prevailing market prices or at prices negotiated with buyers. The selling stockholders will be responsible for any commissions due to brokers, dealers or agents. We will be responsible for all other offering expenses. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock offered by this prospectus.

Our common stock is traded on The New York Stock Exchange under the symbol “RICE.”

Our principal executive offices are located at 2200 Rice Drive, Canonsburg, Pennsylvania 15317, and our telephone number at that address is (724) 271-2700.

You should read carefully this prospectus, the documents incorporated by reference in this prospectus and any prospectus supplement before you invest. See “Risk Factors” beginning on page 6 of this prospectus for information on certain risks related to the purchase of our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 28, 2016.

You should rely only on the information contained in this prospectus, any prospectus supplement and the documents we have incorporated by reference. We have not authorized any dealer, salesperson or other person to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, the selling stockholders named in this prospectus or any supplement to this prospectus may, from time to time, offer and sell the common stock described in this prospectus in one or more offerings. This prospectus generally describes Rice Energy Inc. and the common stock that our selling stockholders may offer. Each time securities are offered by means of this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. We may also add or update in the prospectus supplement (and in any related free writing prospectus that we may authorize to be provided to you) any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. We urge you to carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Where You Can Find Additional Information,” before buying any of the securities being offered.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.”

ABOUT RICE ENERGY INC.

We are an independent natural gas and oil company engaged in the acquisition, exploration and development of natural gas, oil and natural gas liquid (“NGL”) properties in the Appalachian Basin. Our principal executive offices are located at 2200 Rice Drive, Canonsburg, Pennsylvania 15317, and our telephone number at that address is (724) 271-7200. Our website address is http://www.riceenergy.com. The information on our website is not part of this prospectus.

As used in this prospectus, the “Company,” “we,” “our,” “us” or like terms mean Rice Energy Inc. and its consolidated subsidiaries unless we state otherwise or the context otherwise requires.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We “incorporate by reference” information into this prospectus, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained expressly in this prospectus, and the information that we file later with the SEC will automatically supersede this information. You should not assume that the information in this prospectus is current as of any date other than the date on the front page of this prospectus. You should not assume that the information contained in the documents incorporated by reference in this prospectus or any supplement thereto is accurate as of any date other than the respective dates of those documents.

We incorporate by reference the documents listed below, any documents we may file pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”) after the date of the filing of the registration statement of which this prospectus forms a part and prior to the effectiveness of the registration statement and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, excluding any information furnished and not filed with the SEC, from the date of this prospectus until the termination of each offering under this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2015;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016 and June 30, 2016;

•	the information specifically incorporated by reference into the Annual Report on Form 10-K for the year ended December 31, 2015 from our Definitive Proxy Statement on Schedule 14A filed on April 15, 2016;

•	our Current Reports on Form 8-K filed on January 15, 2016, February 4, 2016, February 22, 2016, April 15, 2016, May 4, 2016, May 17, 2016, June 2, 2016, September 26, 2016, September 30, 2016 and October 25, 2016; and

•	the description of our common stock contained in our Form 8-A filed on January 23, 2014, including any amendment to that form that we may file in the future for the purpose of updating the description of our common stock.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

You may request a copy of any document incorporated by reference in this prospectus, including the exhibits thereto, at no cost, by writing or telephoning us at the following address or telephone number:

Rice Energy Inc.

2200 Rice Drive

Canonsburg, Pennsylvania 15317

Phone: (724) 271-7200

AVAILABLE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy documents filed by us with the SEC at the SEC’s Public Reference Room at 100 F. Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our filings with the SEC are also available to the public from commercial document retrieval services and at the SEC’s website at http://www.sec.gov.

Our common stock is listed and traded on The New York Stock Exchange (the “NYSE”). Our reports, proxy statements and other information filed with the SEC can also be inspected and copied at the NYSE, 20 Broad Street, New York, New York 10005.

We also make available free of charge on our website at http://www.riceenergy.com all of the documents that we file with the SEC as soon as reasonably practicable after we electronically file such material with the SEC. Information contained on our website is not incorporated by reference into this prospectus.

This prospectus is part of a registration statement that we have filed with the SEC relating to the securities to be offered. This prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the SEC, and we refer you to the omitted information. The statements this prospectus makes pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and do not describe all exceptions and qualifications contained in those contracts, agreements or documents. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available at the SEC’s Public Reference Room or through its Internet website.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. All statements, other than statements of historical fact included in this prospectus, regarding our strategy, future operations, financial position, estimated revenues and income/losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this prospectus and the documents incorporated by reference herein, the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on our current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements described under the headings “Risk Factors” included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K, all of which are incorporated by reference in this prospectus, and any risk factors included in an applicable prospectus supplement. These forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events.

Forward-looking statements may include statements about:

•	successful integration and future performance of acquired assets and operations, including the assets and operations acquired in the acquisition of Vantage Energy, LLC and Vantage Energy II, LLC (the “Vantage Acquisition”);

•	our business strategy;

•	our reserves;

•	our financial strategy, liquidity and capital required for our development program;

•	realized natural gas, NGL and oil prices;

•	timing and amount of future production of natural gas, NGLs and oil;

•	our hedging strategy and results;

•	our future drilling plans;

•	competition and government regulations;

•	pending legal or environmental matters;

•	our marketing of natural gas, NGLs and oil;

•	our leasehold or business acquisitions;

•	costs of developing our properties and conducting our gathering and other midstream operations;

•	operations of Rice Midstream Partners LP, including the integration of midstream assets acquired in the Vantage Acquisition;

•	monetization transactions, including asset sales to Rice Midstream Partners LP;

•	general economic conditions;

•	credit and capital markets;

•	uncertainty regarding our future operating results; and

•	plans, objectives, expectations and intentions contained in this prospectus that are not historical.

We caution you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, incident to the exploration for and development, production, gathering and sale of natural gas, NGLs and oil. These risks include, but are not limited to: commodity price volatility; inflation; lack of availability of drilling and production equipment and services; environmental risks; drilling and other operating risks; regulatory changes; the uncertainty inherent in estimating natural gas reserves and in projecting future rates of production, cash flow and access to capital; the timing of development expenditures; risks relating to joint venture operations; and the other risks described under “Risk Factors” in this prospectus and in our most recent Annual Report on Form 10-K, which is incorporated by reference herein.

Reserve engineering is a process of estimating underground accumulations of natural gas, NGLs and oil that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data, the interpretation of such data and price and cost assumptions made by reserve engineers. In addition, the results of drilling, testing and production activities may justify revisions of estimates that were made previously. If significant, such revisions could change the schedule of any further production and development drilling. Accordingly, reserve estimates may differ significantly from the quantities of natural gas, NGLs and oil that are ultimately recovered.

Should one or more of the risks or uncertainties described in this prospectus occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements.

All forward-looking statements, expressed or implied, included in this prospectus are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus.

RISK FACTORS

An investment in our securities involves a significant degree of risk. Before you invest in our securities you should carefully consider those risk factors included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K, which are incorporated herein by reference, and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference, in evaluating an investment in our securities. If any of these risks were actually to occur, our business, financial condition or results of operations could be materially adversely affected. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations and financial condition. Please read “Cautionary Statement Regarding Forward-Looking Statements.”

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered under this prospectus. Any proceeds from the sale of common stock under this prospectus will be received by the selling stockholders.

DESCRIPTION OF CAPITAL STOCK

As of October 28, 2016, our authorized capital stock consisted of 700,000,000 shares. Those shares consisted of 50,000,000 shares of preferred stock, par value $0.01 per share, of which 40,000 shares were issued and outstanding, and 650,000,000 shares of common stock, par value $0.01 per share, of which 202,591,251 shares were outstanding. The following summary of the capital stock and amended and restated certificate of incorporation (including the certificate of designation of preferred stock) and amended and restated bylaws of Rice Energy Inc. does not purport to be complete and is qualified in its entirety by reference to the provisions of applicable law and to our amended and restated certificate of incorporation (including the certificate of designation of preferred stock) and amended and restated bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part.

Common Stock

Except as provided by law or in any future preferred stock designation, holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, have the right to vote together with the holders of the Class A Preferred Stock (discussed below) for the election of directors and do not have cumulative voting rights. Except as otherwise required by law, holders of common stock, are not entitled to vote on any amendment to the amended and restated certificate of incorporation (including any certificate of designations relating to any series of preferred stock) that relates solely to the terms of any outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the amended and restated certificate of incorporation (including any certificate of designations relating to any series of preferred stock) or pursuant to the Delaware General Corporation Law (the “DGCL”). Subject to prior rights and preferences that may be applicable to any outstanding shares or series of preferred stock, holders of common stock are entitled to receive ratably in proportion to the shares of common stock held by them such dividends (payable in cash, stock or otherwise), if any, as may be declared from time to time by our board of directors out of funds legally available for dividend payments. All outstanding shares of common stock are fully paid and non-assessable, and the shares of common stock that will be issued under this prospectus will be fully paid and non-assessable. The holders of common stock have no preferences or rights of conversion, exchange, pre-emption or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of our affairs, holders of common stock will be entitled to share ratably in our assets in proportion to the shares of common stock held by them that are remaining after payment or provision for payment of all of our debts and obligations and after distribution in full of preferential amounts to be distributed to holders of outstanding shares of preferred stock, if any.

In connection with the Vantage Acquisition, the selling stockholders were collectively issued 40,000,0000 REO Common Units, as well as 1/1000th of a share of Class A Preferred Stock (as defined below under “—Preferred Stock”) for each REO Common Unit issued to such selling stockholders. Pursuant to the Third Amended and Restated Limited Liability Company Agreement of REO (the “REO LLC Agreement”), each holder of an REO Common Unit (other than us) is entitled to cause REO to redeem, from time to time, all or a portion of its REO Common Units. Each REO Common Unit will be redeemed for, at REO’s option, a newly-issued share of our common stock or a cash payment equal to the volume-weighted average closing price of one share of our common stock for the five trading days prior to and including the last full trading day immediately prior to the date that the member delivers a notice of redemption (subject to customary adjustments, including for stock splits, stock dividends and reclassifications). Upon the exercise of the redemption right, the redeeming member will surrender the applicable REO Common Units and 1/1000th of a share of Class A Preferred Stock in respect of each redeemed REO Common Unit, in each case free and clear of all liens and encumbrances, to REO for cancellation. Upon the exercise of the redemption right, we may, at our option, in lieu of a redemption, effect a direct exchange of the REO Common Units (and the corresponding shares of Class A Preferred Stock (or fractions thereof)) for our common stock or cash consideration, as described above, with the redeeming member of REO.

Preferred Stock

Our amended and restated certificate of incorporation authorizes our board of directors, subject to any limitations prescribed by law, without further stockholder approval, to establish and to issue from time to time one or more classes or series of preferred stock, par value $0.01 per share, covering up to an aggregate of 50,000,000 shares of preferred stock. Each class or series of preferred stock will cover the number of shares and will have the powers, preferences, rights, qualifications, limitations and restrictions determined by the board of directors, which may include, among others, dividend rights, liquidation preferences, voting rights, conversion rights, preemptive rights and redemption rights. Except as provided by law or in a preferred stock designation, the holders of preferred stock will not be entitled to vote at or receive notice of any meeting of stockholders.

Class A Preferred Stock

Our Class A Preferred Stock, par value $0.01 per share (the “Class A Preferred Stock”) is a newly issued class of preferred stock. Shares of the Class A Preferred Stock may be issued only to Quantum Energy Partners IV, LP, Q-Vantage Parallel Partners, QEM IV Direct Investment Partners, Quantum V Investment Partners, C/R Energy III Vantage Holdings, L.P., Riverstone V Vantage II Holdings, L.P., LR-Vantage Holdings II, L.P., Roger J. Biemans, Thomas B. Tyree, Jr. and Tyree Family Investments LLLP (collectively, the “Vantage Parties”), their respective successors and assigns, as well as any permitted transferees of the Vantage Parties. A holder of Class A Preferred Stock may transfer shares of Class A Preferred Stock to any transferee (other than us) only if, and only to the extent permitted by the REO LLC Agreement, such holder also simultaneously transfers one REO Common Unit for each 1/1000th of a share of Class A Preferred Stock to such transferee in compliance with the REO LLC Agreement. Holders of our Class A Preferred Stock vote together as a single class with holders of our common stock on all matters properly submitted to a vote of the stockholders. Each 1/1000th of a share of Class A Preferred Stock entitles the holder to one vote on all matters properly submitted to a vote of the stockholders. In addition, the holders of Class A Preferred Stock, voting as a separate class, are entitled to approve any amendment, alteration or repeal of any provision of the Certificate of Designations or the Amended and Restated Certificate of Incorporation that would alter or change the powers, preferences or relative, participating, optional or other or special rights of the Preferred Stock. Holders of Preferred Stock are entitled to receive, after payment or provision for debts and liabilities and prior to any distribution in respect of our common stock or any other junior securities, liquidating distributions in an amount equal to $0.01 per share of Preferred Stock in the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs. Upon the future redemption or exchange of REO Common Units, 1/1000th of a share of Class A Preferred Stock will be cancelled for each REO Common Unit that is redeemed or exchanged.

Anti-Takeover Effects of Provisions of Our Amended and Restated Certificate of Incorporation, our Amended and Restated Bylaws and Delaware Law

Some provisions of Delaware law, our amended and restated certificate of incorporation and our amended and restated bylaws contain provisions that could make the following transactions more difficult: acquisitions of us by means of a tender offer, a proxy contest or otherwise; or removal of our incumbent officers and directors. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.

These provisions are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection and our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Delaware Law

Section 203 of the DGCL prohibits a Delaware corporation, including those whose securities are listed for trading on the NYSE, from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

•	the transaction is approved by the board of directors before the date the interested stockholder attained that status;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•	on or after such time, the business combination is approved by the board of directors and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

We are not subject to the provisions of Section 203 of the DGCL.

Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

Provisions of our amended and restated certificate of incorporation and amended and restated bylaws may delay or discourage transactions involving an actual or potential change in control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock.

Among other things, our amended and restated certificate of incorporation and amended and restated bylaws:

•	establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Our amended and restated bylaws specify the requirements as to form and content of all stockholders’ notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting;

•	provide our board of directors the ability to authorize undesignated preferred stock. This ability makes it possible for our board of directors to issue, without stockholder approval, preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company;

•	provide that the authorized number of directors may be changed only by resolution of the board of directors;

•	provide that all vacancies, including newly created directorships, may, except as otherwise required by law or, if applicable, the rights of holders of a series of preferred stock, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•	provide that any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing in lieu of a meeting of such stockholders, subject to the rights of the holders of any series of preferred stock with respect to such series;

•	provide our certificate of incorporation and bylaws may be amended by the affirmative vote of the holders of at least two-thirds of our then outstanding common stock;

•	provide that special meetings of our stockholders may only be called by the board of directors, the chief executive officer or the chairman of the board;

•	provide for our board of directors to be divided into three classes of directors, with each class as nearly equal in number as possible, serving staggered three year terms, other than directors which may be elected by holders of preferred stock, if any. This system of electing and removing directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of the directors;

•	provide that we renounce any interest in the business opportunities of the Sponsors (as defined in our amended and restated certificate of incorporation) or any of their officers, directors, agents, stockholders, members, partners, affiliates and subsidiaries (other than our directors that are presented business opportunities in their capacity as our directors) and that they have no obligation to offer us those investments or opportunities; and

•	provide that our bylaws can be amended or repealed at any regular or special meeting of stockholders or by the board of directors, including the requirement that any amendment by the stockholders at a meeting, at any time after the Sponsors and their respective affiliates no longer collectively own more than 50% of the outstanding shares of our common stock, be upon the affirmative vote of at least 66 2/3% of the shares of common stock generally entitled to vote in the election of directors.

Forum Selection

Our amended and restated certificate of incorporation provides that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for:

•	any derivative action or proceeding brought on our behalf;

•	any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees or agents to us or our stockholders;

•	any action asserting a claim against us arising pursuant to any provision of the DGCL, our amended and restated certificate of incorporation or our bylaws; or

•	any action asserting a claim against us that is governed by the internal affairs doctrine, in each such case subject to such Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein.

Our amended and restated certificate of incorporation also provides that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of and to have consented to this forum selection provision. However, it is possible that a court could find our forum selection provision to be inapplicable or unenforceable.

Limitation of Liability and Indemnification Matters

Our amended and restated certificate of incorporation limits the liability of our directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the DGCL. Delaware law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liabilities:

•	for any breach of their duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	for unlawful payment of dividend or unlawful stock repurchase or redemption, as provided under Section 174 of the DGCL; or

•	for any transaction from which the director derived an improper personal benefit.

Any amendment, repeal or modification of these provisions will be prospective only and would not affect any limitation on liability of a director for acts or omissions that occurred prior to any such amendment, repeal or modification.

Our amended and restated certificate of incorporation and amended and restated bylaws also provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. Our amended and restated certificate of incorporation and amended and restated bylaws also permit us to purchase insurance on behalf of any officer, director, employee or other agent for any liability arising out of that person’s actions as our officer, director, employee or agent, regardless of whether Delaware law would permit indemnification. We have entered into indemnification agreements with each of our directors and officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liability that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We believe that the limitation of liability provision in our amended and restated certificate of incorporation and the indemnification agreements facilitate our ability to continue to attract and retain qualified individuals to serve as directors and officers.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

Listing

Our common stock is listed on the NYSE under the symbol “RICE.”

SELLING STOCKHOLDERS

This prospectus covers the offering for resale from time to time, in one or more offerings, of up to 40,000,000 shares of our common stock issuable upon the redemption or exchange of the REO Common Units owned by the selling stockholders listed below. The term “selling stockholders” includes the stockholders listed in the table below and their transferees, pledgees, donees, assignees or other successors. An aggregate amount of 40,000,000 REO Common Units were issued to the selling stockholders on October 19, 2016 as partial consideration for the Vantage Acquisition. The REO Common Units are exchangeable into shares of our common stock on a one-for-one basis.

In connection with the Vantage Acquisition, we entered into an Investor Rights Agreement (the “Investor Rights Agreement”) with the selling stockholders, which granted the selling stockholders and their permitted transferees registration rights with respect to the shares of our common stock issuable upon the redemption or exchange of REO Common Units, and we are fulfilling those registration requirements by registering the 40,000,000 shares of our common stock covered by this prospectus. Pursuant to the Investor Rights Agreement, we will pay all expenses relating to the registration and offering of these shares, except that the selling stockholders will pay any underwriting discounts or commissions. Pursuant to the terms of the Investor Rights Agreement, we agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act, and the selling stockholders have agreed to indemnify us against civil liabilities, including liabilities under the Securities Act, which may arise from any written information furnished to us by the selling stockholders specifically for use in this prospectus. We will not receive any of the proceeds from the sales of common stock by the selling stockholders.

Each of the selling stockholders, directly or indirectly, held an interest in Vantage I and/or Vantage II prior to the date of the Vantage Acquisition, which such interests were sold in part for the securities registered hereby. Except with respect to the foregoing or as set forth in, or incorporated by reference into, this prospectus (including the immediately preceding sentence) or in any prospectus supplement, none of the selling stockholders has held any position or office with, been employed by, or otherwise has had a material relationship with us or any of our affiliates during the three years prior to the date of this prospectus.

No offer or sale under this prospectus may be made by a stockholder unless that holder is listed in the table below, in a supplement to this prospectus or in an amendment to the related registration statement that has become effective. We may supplement or amend this prospectus to include additional selling stockholders.

The following table sets forth information relating to the selling stockholders as of October 28, 2016, based on information supplied to us by the selling stockholders on or prior to that date, and includes the total number of shares of our common stock each selling stockholder would own as of such date had such selling stockholder exchanged all of its REO Common Units for shares of our common stock. We have not sought to verify such information. The selling stockholders may hold or acquire at any time shares of our common stock in addition to the shares offered by this prospectus and may have acquired additional shares of our common stock since the date on which the information reflected herein was provided to us. Additionally, the selling stockholders may have sold or transferred some or all of their shares of our common stock in transactions exempt from the registration requirements of the Securities Act since such date. Other information about the selling stockholders may also change over time.

The following table sets forth the maximum number of shares of our common stock that may be sold by the selling stockholders identified below. Because the selling stockholders may offer all or some of their shares of our common stock from time to time, we cannot estimate the number of shares of our common stock that will be held by the selling stockholders upon the termination of any particular offering by such selling stockholders. The selling stockholders are not obligated to sell any of the shares of common stock offered by this prospectus. The selling stockholders reserve the right to accept or reject, in whole or in part, any proposed sale of shares. The selling stockholders may also offer and sell less than the number of shares of common stock indicated. The selling stockholders are not making any representation that any shares of common stock covered by this prospectus will or will not be offered for sale.

	Shares of Common Stock Beneficially Owned Prior to the Offering (1)		Shares of Common Stock That May Be Offered	Shares of Common Stock Beneficially Owned After the Offering (1)(2)
Name of Selling Stockholder	Number	Percentage		Number	Percentage
Quantum Energy Partners IV, LP (3)	6,660,444	2.75%	6,660,444	—	—
Q-Vantage Parallel Partners (4)	438,801	0.18%	438,801	—	—
QEM IV Direct Investment Partners (5)	289,434	0.12%	289,434	—	—
Quantum V Investment Partners (6)	16,849,325	6.95%	16,849,325	—	—
C/R Energy III Vantage Holdings, L.P. (7)	2,462,894	1.02%	2,462,894	—	—
Riverstone V Vantage II Holdings, L.P. (8)	5,616,442	2.32%	5,616,442	—	—
LR-Vantage Holdings II, L.P. (9)	6,579,982	2.71%	6,579,982	—	—
Roger J. Biemans.	802,209	0.33%	802,209	—	—
Thomas B. Tyree, Jr.	277,464	0.11%	277,464	—	—
Tyree Family Investments LLLP (10).	23,005	0.01%	23,005	—	—

(1)	Based upon an aggregate of 242,591,251 shares outstanding as of October 28, 2016, which assumes that 40,000,000 shares of our common stock have been issued upon the redemption or exchange of the 40,000,000 REO Common Units held by the selling stockholders.
(2)	Assumes that the selling stockholders dispose of all the shares of common stock covered by this prospectus and do not acquire beneficial ownership of any additional shares. The registration of these shares does not necessarily mean that the selling stockholders will sell all or any portion of the shares covered by this prospectus.
(3)	Quantum Energy Management IV, LLC (“QEM IV LLC”) is the sole general partner of Quantum Energy Management IV, LP, which is the sole general partner of Quantum Energy Partners IV, LP (“QEP IV”). Any decision taken by QEP IV to vote, or to direct to vote, and to dispose, or to direct the disposition of, the securities held by QEP IV has to be approved by a majority of the members of its investment committee, which majority must include S. Wil VanLoh, Jr. Therefore, Mr. VanLoh may be deemed to share voting and dispositive power over the securities held by QEP IV and may also be deemed to be the beneficial owner of these securities. Mr. VanLoh disclaims beneficial ownership of such securities in excess of his pecuniary interest in the securities.
(4)	QEM IV LLC is the sole general partner of Quantum Energy Management IV, LP, which is the sole managing partner of Q-Vantage Parallel Partners (“Q-Vantage”). Any decision taken by Q-Vantage to vote, or to direct to vote, and to dispose, or to direct the disposition of, the securities held by Q-Vantage has to be approved by a majority of the members of its investment committee, which majority must include S. Wil VanLoh, Jr. Therefore, Mr. VanLoh may be deemed to share voting and dispositive power over the securities held by Q-Vantage and may also be deemed to be the beneficial owner of these securities. Mr. VanLoh disclaims beneficial ownership of such securities in excess of his pecuniary interest in the securities.
(5)	QEM IV LLC is the sole general partner of Quantum Energy Management IV, LP, which is the sole managing partner of QEM IV Direct Investment Partners (“QEM IV”). Any decision taken by QEM IV to vote, or to direct to vote, and to dispose, or to direct the disposition of, the securities held by QEM IV has to be approved by a majority of the members of its investment committee, which majority must include S. Wil VanLoh, Jr. Therefore, Mr. VanLoh may be deemed to share voting and dispositive power over the securities held by QEM IV and may also be deemed to be the beneficial owner of these securities. Mr. VanLoh disclaims beneficial ownership of such securities in excess of his pecuniary interest in the securities.
(6)

QEM V, LLC (“QEM V LLC”) is the sole managing partner of Quantum V Investment Partners (“Quantum V”). Any decision taken by Quantum V to vote, or to direct to vote, and to dispose, or to direct the disposition of, the securities held by Quantum V has to be approved by a majority of the members of its investment committee, which majority must include S. Wil VanLoh, Jr. Therefore, Mr. VanLoh may be deemed to share voting and dispositive power over the securities held by Quantum V and may also be deemed to be the beneficial owner of these securities. Mr. VanLoh disclaims beneficial ownership of such securities in excess of his pecuniary interest in the securities.
(7)	C/R Energy III Vantage Holdings, L.P. is the record owner of 2,462,894 REO Common Units. Carlyle/Riverstone Energy Partners III, L.P. is the general partner of C/R Energy III Vantage Holdings, L.P., and C/R Energy GP III, LLC is the general partner of Carlyle/Riverstone Energy Partners III, L.P. Each of Carlyle/Riverstone Energy Partners III, L.P. and C/R Energy GP III, LLC may also be deemed to beneficially own the REO Common Units held by C/R Energy III Vantage Holdings, L.P. Each of Carlyle/Riverstone Energy Partners III, L.P. and C/R Energy GP III, LLC disclaims beneficial ownership of such securities in excess of its respective pecuniary interest in the securities.
(8)	Riverstone V Vantage II Holdings, L.P. is the record owner of 5,616,442 REO Common Units. Riverstone Energy Partners V, L.P. is the general partner of Riverstone V Vantage II Holdings, L.P., and Riverstone Energy GP V, LLC is the general partner of Riverstone Energy Partners V, L.P. Each of Riverstone Energy Partners V, L.P. and Riverstone Energy GP V, LLC may also be deemed to beneficially own the REO Common Units held by Riverstone V Vantage II Holdings, L.P. Each of Riverstone Energy Partners V, L.P. and Riverstone Energy GP V, LLC disclaims beneficial ownership of such securities in excess of its respective pecuniary interest in the securities.
(9)	LRP GP VI, Inc. (“LRP GP”) is the general partner of Lime Rock Partners GP VI, L.P. (“LRP GP VI”), which is the general partner of LR-Vantage Holdings II, L.P. (“LR-Vantage II”). John Reynolds and Jonathan Farber are the sole directors of LRP GP. Therefore, LRP GP, LRP GP VI, LR-Vantage II, and Messrs. Reynolds and Farber may be deemed to share voting and dispositive power over the securities held by LR-Vantage II and may also be deemed to be the beneficial owners of these securities. LRP GP, LRP GP VI, LR-Vantage II, and Messrs. Reynolds and Farber disclaim beneficial ownership of such securities in excess of their respective pecuniary interest in the securities, and this statement shall not be deemed an admission that LRP GP, LRP GP VI, LR-Vantage II, and Messrs. Reynolds and Farber are the beneficial owners of the reported common stock for the purposes of Section 13(d) of the Exchange Act or any other purpose.
(10)	Thomas B. Tyree, Jr., is the sole general partner of Tyree Family Investments LLLP. Therefore, Mr. Tyree may be deemed to be the beneficial owner of the securities held by Tyree Family Investments LLLP. Mr. Tyree disclaims beneficial ownership of such securities in excess of his pecuniary interest in the securities

PLAN OF DISTRIBUTION

As of the date of this prospectus, we have not been advised by the selling stockholders as to any plan of distribution. The selling stockholders may choose not to sell any of their shares of common stock. Distributions of the shares of common stock by the selling stockholders, or by their partners, pledges, donees, transferees or other successors in interest, may from time to time be offered for sale either directly by such selling stockholders or other person, or through underwriters, dealers or agents or on any exchange on which the common stock may from time to time be traded, in the over-the-counter market, in independently negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at prices otherwise negotiated. The methods by which the common stock may be sold include:

•	underwritten transactions;

•	privately negotiated transactions;

•	exchange distributions and/or secondary distributions;

•	sales in the over-the-counter market;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such common stock at a stipulated price per share of common stock;

•	a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

•	short sales;

•	a public auction;

•	an offering at other than a fixed price on or through the facilities of any stock exchange on which the common stock is listed or to or through a market maker other than on that stock exchange;

•	through the writing of options on the shares of common stock, whether or not the options are listed on an options exchange;

•	through the distributions of the common stock by any selling stockholder to its partners, members or stockholders;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may also directly make offers to sell some or all of the shares of common stock included in this prospectus to, or solicit offers to purchase such shares of common stock from, purchasers from time to time. If required, the prospectus supplement related to any such offering by the selling stockholders will set forth the terms of such offering.

The selling stockholders may effect such transactions by selling the shares of common stock to underwriters or to or through broker-dealers, and such underwriters or broker-dealers may receive compensation in the form of discounts or commissions from the selling stockholders and may receive commissions from the purchasers of the common stock for whom they may act as agent. The selling stockholders may agree to indemnify any underwriter, broker-dealer or agent that participates in transactions involving sales of the shares of common stock against certain liabilities, including liabilities arising under the Securities Act. We have agreed to register the shares of common stock for sale under the Securities Act and to indemnify the selling stockholders and each of their officers, directors, employees, controlling persons, fiduciaries, stockholders and general or limited partners (and the officers, directors, employees and stockholders or general or limited partners thereof) and representatives, which includes persons acting as underwriters in the offering of shares and brokers, dealers and agents acting on behalf of the selling stockholders, against certain civil liabilities, including certain liabilities under the Securities Act.

We will pay the costs and expenses of the registration and offering of the shares of common stock offered hereby. We will not pay any underwriting fees, discounts and selling commissions allocable to the selling stockholders’ sale of common stock, which will be paid by the selling stockholders. Broker-dealers may act as agent or may purchase shares of common stock as principal and thereafter resell the common stock from time to time:

•	in or through one or more transactions (which may involve crosses and block transactions) or distributions;

•	on the NYSE;

•	in the over-the-counter market; or

•	in private transactions.

Broker-dealers or underwriters may receive compensation in the form of underwriting discounts or commissions and may receive commissions from purchasers of the shares of common stock for whom they may act as agents. If any broker-dealer purchases the shares of common stock as principal, it may effect resales of the shares of common stock from time to time to or through other broker-dealers, and other broker-dealers may receive compensation in the form of concessions or commissions from the purchasers of shares of common stock for whom they may act as agents.

In connection with sales of the shares of common stock under this prospectus, the selling stockholders may enter into hedging transactions with broker-dealers, who may in turn engage in short sales of the shares of common stock in the course of hedging the positions they assume. The selling stockholders also may sell shares of common stock short and deliver them to close out the short positions or loan or pledge the shares of common stock to broker-dealers that in turn may sell them.

From time to time, one or more of the selling stockholders may pledge, hypothecate or grant a security interest in some or all of the shares of common stock owned by them. The pledgees, secured parties or persons to whom the shares of common stock have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling stockholders. The number of a selling stockholder’s shares of common stock offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for that selling stockholder’s shares of common stock will otherwise remain unchanged. In addition, a selling stockholder may, from time to time, sell the shares of common stock short, and, in those instances, this prospectus may be delivered in connection with the short sales and the shares of common stock offered under this prospectus may be used to cover short sales.

The selling stockholders may sell the shares of common stock they hold using a public auction process in which the public offering price and the allocation of the common stock will be determined through an auction conducted by an auction agent. The auction process may involve a modified “Dutch auction” mechanic in which the auction agent (and potentially other brokers) will receive and accept bids from bidders at either a minimum bid price or at price increments in excess of the minimum bid price. The auction agent and any such other brokers may be the underwriters of the offering or their affiliates. After the auction closes and those bids become irrevocable, the auction agent will determine the clearing price for the sale of the shares of common stock offered in the auction, and subject to agreement between the selling stockholders and the underwriter or underwriters to proceed with the offering, the shares of common stock will be allocated to winning bidders by the underwriter or underwriters. If the selling stockholders use a public auction process to sell the shares of common stock, a more detailed description of the procedures to be used in connection with any such auction will be set forth in a pricing supplement to this prospectus.

The selling stockholders or their respective underwriters, broker-dealers, or agents may make sales of the common stock that are deemed to be an at-the-market offering as defined in Securities Act Rule 415, which includes sales of such shares of common stock made directly on or through the NYSE, the existing trading market for the common stock, or in the over-the-counter market or otherwise.

The selling stockholders and any underwriters, broker-dealers or agents who participate in the distribution of the common stock may be deemed to be “underwriters” within the meaning of the Securities Act. To the extent any of the selling stockholders are broker-dealers, they are, according to SEC interpretation, “underwriters” within the meaning of the Securities Act. Underwriters are subject to the prospectus delivery requirements under the Securities Act. If the selling stockholders are deemed to be underwriters, the selling stockholders may be subject to certain statutory liabilities under the Securities Act and the Exchange Act.

To the extent required, the names of the specific managing underwriter or underwriters, if any, as well as other important information, will be set forth in one or more prospectus supplements. In that event, the discounts and commissions the selling stockholders will allow or pay to the underwriters, if any, and the discounts and commissions the underwriters may allow or pay to dealers or agents, if any, will be set forth in, or may be calculated from, the prospectus supplements. Any underwriters, brokers, dealers and agents who participate in any sale of the common stock may also engage in transactions with, or perform services for, us or our affiliates in the ordinary course of their businesses.

In addition, the selling stockholders may sell shares of common stock in compliance with Rule 144, if available, or pursuant to other available exemptions from the registration requirements under the Securities Act, rather than pursuant to this prospectus.

The selling stockholders and other persons participating in the sale or distribution of the common stock will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of shares of common stock in the market and to the activities of the selling stockholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the common stock to engage in market-making activities with respect to the particular shares of common stock being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to the common stock.

The aggregate maximum compensation the underwriters will receive in connection with the sale of any common stock under this prospectus and the registration statement of which it forms a part will not exceed 10% of the gross proceeds from the sale.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. The place and time of delivery for the shares of common stock in respect of which this prospectus is delivered will be set forth in the accompanying prospectus supplement.

In connection with offerings under this shelf registration statement and in compliance with applicable law, underwriters, brokers or dealers may engage in transactions that stabilize or maintain the market price of the common stock at levels above those that might otherwise prevail in the open market. Specifically, underwriters, brokers or dealers may overallot in connection with offerings, creating a short position in the common stock for their own accounts. For the purpose of covering a syndicate short position or stabilizing the price of the common stock, the underwriters, brokers or dealers may place bids for the common stock or effect purchases of the common stock in the open market. Finally, the underwriters may impose a penalty whereby selling concessions allowed to syndicate members or other brokers or dealers for distribution of the common stock in offerings may be reclaimed by the syndicate if the syndicate repurchases the previously distributed shares of common stock in transactions to cover short positions, in stabilization transactions or otherwise. These activities may stabilize, maintain or otherwise affect the market price of the common stock, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time.

These transactions may be effected on or through the NYSE, the existing trading market for the common stock, or in the over-the-counter market or otherwise.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Latham & Watkins LLP, Houston, Texas. Legal counsel to any underwriters may pass upon legal matters for such underwriters.

EXPERTS

The consolidated financial statements of Rice Energy Inc. appearing in Rice Energy Inc.’s Current Report on Form 8-K dated May 4, 2016, and the effectiveness of Rice Energy Inc.’s internal control over financial reporting as of December 31, 2015 included in its Form 10-K for the year ended December 31, 2015 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such consolidated financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

The financial statements of Alpha Shale Resources, LP appearing in Rice Energy Inc.’s Current Report on Form 8-K dated May 4, 2016 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

The audited consolidated financial statements of Vantage Energy, LLC as of December 31, 2015 and 2014 and for each of the years in the three-year period ended December 31, 2015, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audited consolidated financial statements of Vantage Energy II, LLC as of December 31, 2015 and 2014 and for each of the years in the three-year period ended December 31, 2015, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Estimates of our oil and natural gas reserves, related future net cash flows and the present values thereof related to our properties as of December 31, 2015 incorporated in this prospectus by reference from Rice Energy Inc.’s Annual Report (Form 10-K), were based upon reserve reports prepared by independent petroleum engineers, Netherland, Sewell & Associates, Inc. We have incorporated these estimates by reference upon the authority of such firm as an expert in such matters.

Estimates of the oil and natural gas reserves of Vantage Energy, LLC and Vantage Energy II, LLC, related future net cash flows and the present values thereof related to their respective properties as of December 31, 2015 and 2014 incorporated by reference herein were based upon reserve reports prepared by independent petroleum engineers Netherland, Sewell & Associates, Inc. and Wright & Company, Inc. We have included these estimates in reliance on the authority of such firms as experts in such matters.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

Set forth below are the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the offering of the securities registered hereby.

SEC registration fee		$103,429.16
FINRA filing fee		134,360.00
Printing and engraving expenses		**
Accounting fees and expenses		**
Legal fees and expenses		**
Miscellaneous		**

Total	$	**

**	These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers.

Rice Energy Inc.

Rice Energy Inc. is organized under the laws of Delaware. Our amended and restated certificate of incorporation provides that a director will not be liable to the corporation or its stockholders for monetary damages to the fullest extent permitted by the DGCL. In addition, if the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability provided for in our certificate of incorporation, will be limited to the fullest extent permitted by the amended DGCL. Our amended and restated bylaws provide that the corporation will indemnify, and advance expenses to, any officer or director to the fullest extent authorized by the DGCL.

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with specified actions, suits and proceedings whether civil, criminal, administrative, or investigative, other than a derivative action by or in the right of the corporation, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification extends only to expenses, including attorneys’ fees, incurred in connection with the defense or settlement of such action and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

Our amended and restated certificate of incorporation also contains indemnification rights for our directors and our officers. Specifically, our amended and restated certificate of incorporation provides that we shall indemnify our officers and directors to the fullest extent authorized by the DGCL. Further, we may maintain insurance on behalf of our officers and directors against expense, liability or loss asserted incurred by them in their capacities as officers and directors.

We have obtained directors’ and officers’ insurance to cover our directors, officers and some of our employees for certain liabilities.

We have entered into written indemnification agreements with our directors and executive officers. Under these agreements, if an officer or director makes a claim of indemnification to us, either a majority of the independent directors or independent legal counsel selected by the independent directors must review the relevant facts and make a determination whether the officer or director has met the standards of conduct under Delaware law that would permit (under Delaware law) and require (under the indemnification agreement) us to indemnify the officer or director.

Item 16.	Exhibits.

The following documents are filed as exhibits to this registration statement, including those exhibits incorporated herein by reference to a prior filing of Rice Energy Inc. under the Securities Act or the Exchange Act as indicated in parentheses:

Exhibit Number	Exhibits

1.1*	Form of Underwriting Agreement.

2.1	Purchase and Sale Agreement, by and among Vantage Energy Investment LLC, Vantage Energy Investment II LLC, Rice Energy Inc., Vantage Energy, LLC and Vantage Energy II, LLC, dated as of September 26, 2016 (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K (File No. 001-36273) filed with the Commission on September 30, 2016).

2.2	Purchase and Sale Agreement, between Rice Energy Inc. and Rice Midstream Partners LP, dated as of September 26, 2016 (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K (File No. 001-36273) filed with the Commission on September 30, 2016).

2.3	Purchase and Sale Agreement, among M3 Appalachia Gathering, LLC, as seller, Rice Poseidon Midstream LLC, as Buyer, dated as of February 12, 2014 (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K (File No. 001-36273) filed with the Commission on February 14, 2014).

2.4	Purchase and Sale Agreement, dated July 11, 2014, by and among Rice Drilling B LLC, Chesapeake Appalachia, L.L.C. and Statoil USA Onshore Properties Inc. (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K (File No. 001-36273) filed with the Commission on August 7, 2014).

2.5	Purchase and Sale Agreement, dated November 4, 2015, by and between Rice Energy Inc. and Rice Midstream Partners LP (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K (File No. 001-36273) filed with the Commission on November 5, 2015).

4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form S-1 (File No. 133-192894) filed with the Commission on January 13, 2014).

4.2	Registration Rights Agreement, dated as of January 29, 2014, by and among Rice Energy Inc., Rice Energy Holdings LLC, Rice Energy Family Holdings, LP, NGP Rice Holdings LLC and Foundation PA Coal Company, LLC (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K (File No. 001-36273) filed with the Commission on February 4, 2014).

4.3	Stockholders’ Agreement, dated as of January 29, 2014, by and among Rice Energy Inc., Rice Energy Holdings LLC, Rice Energy Family Holdings, LP, NGP Rice Holdings LLC and Alpha Natural Resources, Inc. (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K (File No. 001-36273) filed with the Commission on February 4, 2014).

4.4	First Amendment to Stockholders’ Agreement, dated as of August 8, 2014, by and among Rice Energy Inc., Rice Energy Holdings LLC, Rice Energy Family Holdings, LP, NGP Rice Holdings LLC and Alpha Natural Resources, Inc. (incorporated by reference to Exhibit 4.5 of the Company’s Quarterly Report on Form 10-Q (File No. 001-36273) filed with the Commission on August 11, 2014).

Exhibit Number	Exhibits

4.5	Indenture, dated as of April 25, 2014, by and among Rice Energy Inc., the several guarantors named therein and Wells Fargo Bank, National Association, as trustee. (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K (File No. 001-36273) filed with the Commission on April 29, 2014).

4.6	Supplemental Indenture, dated as of November 10, 2014, by and among Rice Energy Inc., the several guarantors named therein and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.6 of the Company’s Registration Statement on Form S-4 (File No. 333-200693) filed with the Commission on December 3, 2014).

4.7	Form of 6.250% Senior Note due 2022 (included as Exhibit A to Exhibit 4.5).

4.8	Agreement of Assignment and Assumption, dated as of November 17, 2014, by and between Rice Energy Family holdings, LP and Rice Energy Irrevocable Trust (incorporated by reference to Exhibit 4 of the Company’s Schedule 13D/A (CUSIP No. 762760106) filed with the Commission on March 26, 2015).

4.9	Indenture, dated as of March 26, 2015 by and among Rice Energy Inc., the several guarantors named therein, and Wells Fargo Bank, N.A., as trustee (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K (File No. 001-36273) filed with the Commission on March 26, 2015).

4.10	Form of 7.25% Senior Note due 2023 (included as Exhibit A to Exhibit 4.9).

4.11	Investor Rights Agreement, dated as of October 19, 2016, by and among Rice Energy Inc., Rice Energy Operating LLC and the Investors party thereto (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K (File No. 001-36273) filed with the Commission on October 25, 2016).

4.12	First Supplemental Indenture, dated as of October 19, 2016, by and among Rice Energy Inc., Rice Energy Operating LLC, the other Guarantors party thereto and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K (File No. 001-36273) filed with the Commission on October 25, 2016).

4.13	Second Supplemental Indenture, dated as of October 19, 2016, by and among Rice Energy Inc., Rice Energy Operating LLC, the other Guarantors party thereto and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K (File No. 001-36273) filed with the Commission on October 25, 2016).

4.14	Fourth Amended and Restated Credit Agreement, dated as of October 19, 2016, by and among Rice Energy Inc., Rice Energy Operating LLC, Wells Fargo Bank, N.A. as administrative agent and each of the Lenders party thereto (incorporated by reference to Exhibit 10.4 of the Company’s Current Report on Form 8-K (File No. 001-36273) filed with the Commission on October 25, 2016).

5.1**	Opinion of Latham & Watkins LLP

23.1**	Consent of Ernst & Young LLP (Rice Energy Inc.).

23.2**	Consent of Ernst & Young LLP (Alpha Shale Resources, LP).

23.3**	Consent of KPMG LLP (Vantage Energy, LLC).

23.4**	Consent of KPMG LLP (Vantage Energy II, LLC).

23.5**	Consent of Netherland, Sewell & Associates, Inc. (Rice Energy Inc.).

23.6**	Consent of Netherland, Sewell & Associates, Inc. (Vantage Energy, LLC and Vantage Energy II, LLC).

23.7**	Consent of Wright & Company, Inc. (Vantage Energy, LLC and Vantage Energy II, LLC).

Exhibit Number	Exhibits

23.8**	Consent of Latham & Watkins LLP (included in Exhibit 5.1 hereto).

24.1**	Powers of Attorney (included on signature pages of this Registration Statement).

*	To be filed by amendment or as an exhibit to a current report on Form 8-K of Rice Energy Inc.
**	Filed herewith.

Item 17.	Undertakings.

The undersigned registrants hereby undertake:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(i), (a)(ii) and (a)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrants pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by such registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the registrants pursuant to the provisions set forth or described in Item 15 of this registration statement, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Canonsburg, State of Pennsylvania, on October 28, 2016.

RICE ENERGY INC.

By:	/s/ Daniel J. Rice IV
Daniel J. Rice IV
Director, Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below appoints Daniel J. Rice IV, Grayson T. Lisenby and James W. Rogers, and each of them, any of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and the dates indicated.

Signature	Title	Date

/s/ Daniel J. Rice IV Daniel J. Rice IV	Director, Chief Executive Officer (Principal Executive Officer)	October 28, 2016

/s/ Toby Z. Rice Toby Z. Rice	Director, President and Chief Operating Officer	October 28, 2016

/s/ Grayson T. Lisenby Grayson T. Lisenby	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	October 28, 2016

/s/ James W. Rogers James W. Rogers	Senior Vice President, Chief Accounting & Administrative Officer, Treasurer (Principal Accounting Officer)	October 28, 2016

/s/ Robert F. Vagt Robert F. Vagt	Chairman of Board of Directors	October 28, 2016

/s/ James W. Christmas James W. Christmas	Director	October 28, 2016

Signature	Title	Date

/s/ Scott A. Gieselman Scott A. Gieselman	Director	October 28, 2016

/s/ Daniel J. Rice III Daniel J. Rice III	Director	October 28, 2016

/s/ Steven C. Dixon Steven C. Dixon	Director	October 28, 2016

/s/ John McCartney John McCartney	Director	October 28, 2016

Index to Exhibits

The following documents are filed as exhibits to this registration statement, including those exhibits incorporated herein by reference to a prior filing of Rice Energy Inc. under the Securities Act or the Exchange Act as indicated in parentheses:

Exhibit Number	Exhibits

1.1*	Form of Underwriting Agreement.

2.1	Purchase and Sale Agreement, by and among Vantage Energy Investment LLC, Vantage Energy Investment II LLC, Rice Energy Inc., Vantage Energy, LLC and Vantage Energy II, LLC, dated as of September 26, 2016 (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K (File No. 001-36273) filed with the Commission on September 30, 2016).

2.2	Purchase and Sale Agreement, between Rice Energy Inc. and Rice Midstream Partners LP, dated as of September 26, 2016 (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K (File No. 001-36273) filed with the Commission on September 30, 2016).

2.3	Purchase and Sale Agreement, among M3 Appalachia Gathering, LLC, as seller, Rice Poseidon Midstream LLC, as Buyer, dated as of February 12, 2014 (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K (File No. 001-36273) filed with the Commission on February 14, 2014).

2.4	Purchase and Sale Agreement, dated July 11, 2014, by and among Rice Drilling B LLC, Chesapeake Appalachia, L.L.C. and Statoil USA Onshore Properties Inc. (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K (File No. 001-36273) filed with the Commission on August 7, 2014).

2.5	Purchase and Sale Agreement, dated November 4, 2015, by and between Rice Energy Inc. and Rice Midstream Partners LP (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K (File No. 001-36273) filed with the Commission on November 5, 2015).

4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form S-1 (File No. 133-192894) filed with the Commission on January 13, 2014).

4.2	Registration Rights Agreement, dated as of January 29, 2014, by and among Rice Energy Inc., Rice Energy Holdings LLC, Rice Energy Family Holdings, LP, NGP Rice Holdings LLC and Foundation PA Coal Company, LLC (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K (File No. 001-36273) filed with the Commission on February 4, 2014).

4.3	Stockholders’ Agreement, dated as of January 29, 2014, by and among Rice Energy Inc., Rice Energy Holdings LLC, Rice Energy Family Holdings, LP, NGP Rice Holdings LLC and Alpha Natural Resources, Inc. (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K (File No. 001-36273) filed with the Commission on February 4, 2014).

4.4	First Amendment to Stockholders’ Agreement, dated as of August 8, 2014, by and among Rice Energy Inc., Rice Energy Holdings LLC, Rice Energy Family Holdings, LP, NGP Rice Holdings LLC and Alpha Natural Resources, Inc. (incorporated by reference to Exhibit 4.5 of the Company’s Quarterly Report on Form 10-Q (File No. 001-36273) filed with the Commission on August 11, 2014).

4.5	Indenture, dated as of April 25, 2014, by and among Rice Energy Inc., the several guarantors named therein and Wells Fargo Bank, National Association, as trustee. (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K (File No. 001-36273) filed with the Commission on April 29, 2014).

Exhibit Number	Exhibits

4.6	Supplemental Indenture, dated as of November 10, 2014, by and among Rice Energy Inc., the several guarantors named therein and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.6 of the Company’s Registration Statement on Form S-4 (File No. 333-200693) filed with the Commission on December 3, 2014).

4.7	Form of 6.250% Senior Note due 2022 (included as Exhibit A to Exhibit 4.5).

4.8	Agreement of Assignment and Assumption, dated as of November 17, 2014, by and between Rice Energy Family holdings, LP and Rice Energy Irrevocable Trust (incorporated by reference to Exhibit 4 of the Company’s Schedule 13D/A (CUSIP No. 762760106) filed with the Commission on March 26, 2015).

4.9	Indenture, dated as of March 26, 2015 by and among Rice Energy Inc., the several guarantors named therein, and Wells Fargo Bank, N.A., as trustee (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K (File No. 001-36273) filed with the Commission on March 26, 2015).

4.10	Form of 7.25% Senior Note due 2023 (included as Exhibit A to Exhibit 4.9).

4.11	Investor Rights Agreement, dated as of October 19, 2016, by and among Rice Energy Inc., Rice Energy Operating LLC and the Investors party thereto (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K (File No. 001-36273) filed with the Commission on October 25, 2016).

4.12	First Supplemental Indenture, dated as of October 19, 2016, by and among Rice Energy Inc., Rice Energy Operating LLC, the other Guarantors party thereto and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K (File No. 001-36273) filed with the Commission on October 25, 2016).

4.13	Second Supplemental Indenture, dated as of October 19, 2016, by and among Rice Energy Inc., Rice Energy Operating LLC, the other Guarantors party thereto and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K (File No. 001-36273) filed with the Commission on October 25, 2016).

4.14	Fourth Amended and Restated Credit Agreement, dated as of October 19, 2016, by and among Rice Energy Inc., Rice Energy Operating LLC, Wells Fargo Bank, N.A. as administrative agent and each of the Lenders party thereto (incorporated by reference to Exhibit 10.4 of the Company’s Current Report on Form 8-K (File No. 001-36273) filed with the Commission on October 25, 2016).

5.1**	Opinion of Latham & Watkins LLP

23.1**	Consent of Ernst & Young LLP (Rice Energy Inc.).

23.2**	Consent of Ernst & Young LLP (Alpha Shale Resources, LP).

23.3**	Consent of KPMG LLP (Vantage Energy, LLC).

23.4**	Consent of KPMG LLP (Vantage Energy II, LLC).

23.5**	Consent of Netherland, Sewell & Associates, Inc. (Rice Energy Inc.).

23.6**	Consent of Netherland, Sewell & Associates, Inc. (Vantage Energy, LLC and Vantage Energy II, LLC).

23.7**	Consent of Wright & Company, Inc. (Vantage Energy, LLC and Vantage Energy II, LLC).

23.8**	Consent of Latham & Watkins LLP (included in Exhibit 5.1 hereto).

24.1**	Powers of Attorney (included on signature pages of this Registration Statement).

*	To be filed by amendment or as an exhibit to a current report on Form 8-K of Rice Energy Inc.
**	Filed herewith.